                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                               SEDONA CORPORATION
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


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/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                                [OBJECT OMITTED]

                               SEDONA CORPORATION
                          (Formerly Scangraphics, Inc.)
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            To Be Held June 23, 1999


To the Shareholders of
SEDONA Corporation:


         The Annual Meeting of Shareholders of SEDONA Corporation will be held at 649 North Lewis Road, 2nd Floor, Limerick, PA on June 23, 1999 at 11:00 A.M. (Local Time), for the following purposes:


         1. To elect eight (8) directors to serve for the ensuing year; and

         2. To transact such other business as may properly come before the meeting.

         The Board of Directors has no knowledge of any other business to be presented or transacted at the meeting.

         Only shareholders of record on April 30, 1999 are entitled to notice of and to vote at the meeting.


                                    By Order of the Board of Directors,

                                    MICHAEL A. MULSHINE
                                    Secretary

April 30, 1999


YOU ARE CORDIALLY INVITED AND URGED TO ATTEND THE ANNUAL MEETING IN PERSON. TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY ON THE ENCLOSED CARD WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY DESIRE.

                               SEDONA Corporation
                              649 North Lewis Road
                               Limerick, PA 19468

                            ------------------------

                                 PROXY STATEMENT
                                       for
                         Annual Meeting of Shareholders
                            To be Held June 23, 1999

                             -----------------------

         This Proxy Statement, the foregoing notice and the enclosed form of proxy are being sent to shareholders on or about April 30, 1999, in connection with the solicitation of proxies for use by the Board of Directors of SEDONA Corporation ("Company"), at the Annual Meeting of Shareholders of the Company ("Meeting") which will be held at the Company's Headquarters at 649 North Lewis Road, - 2nd Floor, Limerick, PA on, June 23, 1999 at 11:00 A.M. (Local Time), for the purposes set forth in the foregoing Notice of Annual Meeting, and at any and all adjournments or postponements thereof.

Record Date and Outstanding Stock

         The record date ("Record Date") for determining those shareholders entitled to notice of and to vote at the Meeting was April 30, 1999. At that date, the Company had outstanding 500,000 shares of Class A Preferred Stock, Series A, par value $2.00 per share ("Series A Preferred Stock"), 1,000 shares of Class A, Series B Convertible Preferred Stock, par value $2.00 per share ("Series B Preferred Stock"), 2,825 shares of Class A Preferred Stock, Series E, par value $1,000 per share ("Series E Preferred Stock"), and 21,043,361 shares of Common Stock, par value $0.001 per share ("Common Stock").

Proxies

         Solicitation. Solicitation of proxies is being made by management at the direction of the Company's Board of Directors, without additional compensation, through the mail, in person or by telegraph or telephone. The cost will be borne by the Company. In addition, the Company will request brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record by such persons, and the Company will reimburse them for their reasonable expenses in so doing.

         Revocation. The execution of a proxy does not affect the right to vote in person at the Meeting. A proxy may be revoked by the person giving it at any time before it has been voted at the Meeting by submitting a later dated proxy or by giving written notice to the Secretary of the Company. Unless a proxy is revoked or there is a direction to abstain on one or more proposals, it will be voted on each proposal and, if a choice is made with respect to any matter to be acted upon, in accordance with such choice. If no choice is specified, the proxy will be voted as recommended by the Board of Directors.

         Signatures in Certain Cases. If a shareholder is a corporation, the enclosed proxy should be signed in its corporate name by an authorized officer and his or her title should be indicated. If stock is registered in the name of two or more trustees or other persons, the proxy must be signed by a majority of them. If stock is registered in the name of a decedent, the proxy should be signed by an executor or administrator, and his or her title as such should follow the signature.

Quorum and Voting

         The presence, in person or by proxy, of shareholders entitled to cast a majority of the votes which all shareholders are entitled to cast on each matter to be voted upon at the Meeting is necessary for a quorum. The favorable vote of a majority of the votes cast at the Meeting by the Series A Preferred Stock and the Common Stock, voting as a single class, is required for approval of all business which will come before the Meeting, except for the election of directors, who will be elected by at least a plurality of the votes cast at the election.

         Under the Pennsylvania Business Corporation Law, if a shareholder (including a nominee, broker or other record owner) either records the fact of abstention, in person or by proxy, or fails to vote in person and does not return a duly executed form of proxy, such action would not be considered a "vote cast," and would have no effect on the outcome of the vote with respect to voting matters. If a shareholder returns a duly executed form of proxy but has made no specifications with respect to voting matters, the persons named as proxies intend (unless instructed otherwise by the shareholder) to vote for each of the nominees for director named in this Proxy Statement, and to use their discretion in any other matters that may properly come before the Meeting.

         Holders of Series A Preferred Stock and Common Stock of record at the close of business on the Record Date will be entitled to one vote per share on all matters properly presented for shareholder approval at the Meeting. Shareholders do not have the right to cumulate their votes for the election of directors.

Security Ownership of Management and Certain Beneficial Owners

         The following table sets forth information regarding the ownership of the Company's voting securities as of the Record Date, assuming conversion of Series A Preferred Stock into one share of Common Stock, and including options and warrants by (i) each person known by the Company to be the beneficial owner of more than five percent of any class of its voting securities, (ii) each director and executive officer, and (iii) all directors and executive officers as a group.

                                            Amount & Nature of                  Percentage of
Beneficial Owner (1)                        Beneficial Ownership (2)            Outstanding Common Stock
--------------------                        ------------------------            ------------------------
Andrew E. Trolio                                 2,391,188 (3)                       12.3%
600 Reed Rd, Broomall, PA 19008
Laurence L. Osterwise                              766,667                            3.6%
Michael A. Mulshine                                669,797 (4)                        3.2%
David S. Hirsch                                    277,067 (5)                        1.3%
James C. Sargent                                   127,067                              *
R. Barry Borden                                     71,780                              *
Jack A. Pellicci                                    44,760                              *
Robert M. Shapiro                                   22,500                              *
James T. Womble                                        -0-                              *
Bruce D. Downing                                    16,667                              *
Robert J. Griffin                                   17,500                              *
Colin B. Matthews                                   50,000                              *
William K. Williams                                 12,500                              *
All Directors and Executive Officers
as a group (12 persons)                          2,076,305                            9.9%

------------------------------
 *   Represents one percent or less.

(1) Unless otherwise indicated, the address of all persons listed is c/o SEDONA Corporation, 649 North Lewis Road, Limerick, PA 19468.

(2) Unless otherwise indicated, each person possesses sole voting and investment power with respect to the shares identified as beneficially owned in the table.

(3) Includes 510,288 shares of Common Stock held by Mr. Trolio's wife, as to all of such shares Mr. Trolio disclaims beneficial ownership. Includes 500,000 shares of Series A Preferred Stock owned by Mr. Trolio, representing all of the outstanding shares of the Series A Preferred Stock.

(4) Includes warrants to purchase 580,583 shares issued to Osprey Partners, a company owned by Mr. Mulshine.

(5) Includes 10,940 shares of Common Stock held by Mr. Hirsch's wife, as to all of such shares Mr. Hirsch disclaims beneficial ownership. Includes 51,100 shares of Common Stock held by Mr. Hirsch's children, as to all of such shares Mr. Hirsch disclaims beneficial ownership.

         The foregoing table also includes shares which the following directors and executive officers have the right to acquire within sixty days upon the exercise of options and warrants: Mr. Trolio, 179,000 options, 350,000 warrants; Mr. Osterwise, 766,667 warrants; Mr. Mulshine, 76,095 options, 580,583 warrants; Mr. Hirsch, 112,845 options; Mr. Sargent, 94,845 options; Mr. Borden, 71,780 options; Mr. Pellicci, 44,760 options; Mr. Shapiro, 22,500 options; Mr. Downing, 16,667 options; Mr. Griffin, 17,500 options; Mr. Matthews, 50,000 options; and Mr. Williams, 12,500 options.

                                   PROPOSAL I
                              ELECTION OF DIRECTORS

         At the Meeting, the shareholders will elect eight directors, each to hold office until the next Annual Meeting of Shareholders and until a successor has been elected and qualified.

         The Board of Directors has nominated for election the eight persons designated below as the Company's directors. All nominees have consented to be named and to serve if elected. If a nominee, at the time of his election, is unable or unwilling to serve, and as a result another nominee is designated, the persons named in the enclosed proxy or their substitute will have discretionary authority to vote or to refrain from voting for the other nominee in accordance with their judgment. Unless contrary instructions are given, the shares represented by the enclosed proxy will be voted "FOR" the election of R. Barry Borden, Laurence L. Osterwise, Michael A. Mulshine, David S. Hirsch, Jack A. Pellicci, James C. Sargent, Robert M. Shapiro and James T. Womble.

        THE BOARD RECOMMENDS A VOTE FOR EACH OF THE NOMINEES FOR DIRECTOR

Nominees

                                    Position
Name                       Age      Since            Position with the Company
----                       ---      -----            -------------------------
R. Barry Borden            59       1996             Chairman of the Board and Director (1)
Laurence L. Osterwise      51       1996             President, Chief Executive Officer and Director
Michael A. Mulshine        59       1985             Secretary and Director (2)
David S. Hirsch            63       1992             Director (1) (2)
Jack A. Pellicci           60       1996             Director
James C. Sargent           83       1992             Director (2)
Robert M. Shapiro          53       1998             Director
James T. Womble            56       1999             Director

--------------------

         (1) Member of the Compensation Committee of the Board of Directors.

         (2) Member of the Audit Committee of the Board of Directors.

Background

         The business experience, principal occupation and employment of the nominees have been as follows:

         R. Barry Borden, Chairman of the Board and a Director of the Company since June 1996, has founded and managed businesses in the computer hardware and software industry for the past 30 years. Since August 1997, he served as President of Nettech Systems, Inc., a supplier of software for wireless data communications. Prior to that he has served as Chairman and CEO of Mergent International, a supplier of software for data security on PC Desktops and enterprise wide networks. Mr. Borden also serves on the Board of Directors of congruency, a next generation Internet based equipment communications company. Since 1984, Mr. Borden has been President of LMA Group Inc., a general management consulting firm. From 1968 to 1980, Mr. Borden was the founder, President and CEO of Delta Data Systems, a CRT Terminal manufacturer, and from 1981 to 1984 he was founder, Chairman and CEO of Franklin Computer Corp., a manufacturer of microcomputers. In 1989 he served as President and CEO of Cricket Software, Inc., a supplier of graphics software. Mr. Borden received a BSEE degree from the University of Pennsylvania in 1961.

         Laurence L. Osterwise was appointed Chief Executive Officer, President and a Director of the Company by action of the Board of Directors on April 23, 1997. Mr. Osterwise began his employment with the Company on November 1, 1996, as its Chief Operating Officer and President of Sedona GeoServices, Inc., a subsidiary. He was most recently President of the $1.5+ billion Communications Division of General Instruments Corporation. Prior to joining General Instruments Corporation, Mr. Osterwise spent 25 years with IBM Corporation, where he held positions as President of Production Industries, U.S. Vice President and Corporate Director of Market Driven Quality, and IBM Rochester General Manager and Director of Application Business Systems. Under his leadership, IBM Rochester was awarded the Malcomb Baldridge National Quality Award. Mr. Osterwise received a BS in Mathematics from Duke University in 1969 and a MS in Computer Sciences from Syracuse University in 1973.

         Michael A. Mulshine has been a Director and Secretary of the Company since May 1985 and has been associated with the Company on a management consulting basis since 1979. He has been the President of Osprey Partners, a management consulting firm, since 1977. In addition, he is a Director of Vasco Data Security International, Inc., an OTC traded company and provider of internet and computer network hardware and software security products for financial institutions, industry and government. Mr. Mulshine received a BSEE degree from the Newark College of Engineering in 1961.

         David S. Hirsch, a Director of the Company since January 1992, retired in 1991 from Schroder & Co., Incorporated and its predecessor firms where he was a principal during the five years preceding his retirement. Mr. Hirsch received a BA degree from Cornell University in 1957 and a MBA degree from Harvard University in 1959.

         Jack Pellicci, a Director of the Company since October 1996, is Oracle Corporation's Vice President of Global Public Services and Transportation. Prior to joining Oracle in 1992, Mr. Pellicci retired as a Brigadier General with 30 years in the U.S. Army, where he was the Commanding General of the Personnel Information Systems Command. Mr. Pellicci is a member of the Board of Directors of the Open GIS Consortium (OGC), an organization of over 70 commercial, governmental, and educational entities dedicated to open systems approaches to geoprocessing. He is the Vice-Chairman of the High Performance Computing and Communications Consortium (HPCCC). In addition, Mr. Pellicci serves on the Armed Forces Communications and Electronics Association (AFCEA) International Technical Committee, and is a Corporate Fellow for the National Governors Association. He also serves on the Board of Advisors for the Club of Rome. He is a graduate of the U.S. Military Academy at West Point with a Bachelor of Engineering degree, and received a Master of Mechanical Engineering degree from Georgia Institute of Technology.

         James C. Sargent, a Director of the Company since January 1992, is Counsel to the law firm of Opton, Handler, Gottleib, Fieler & Katz, and is counsel to Abel Noser Corporation, a member of the New York Stock Exchange. He was previously a partner and counsel to Whitman & Ransom. He was Regional Administrator from 1955 to 1956, and Commissioner from 1956 to 1960, of the Securities and Exchange Commission.

         Robert M. Shapiro, a Director of the Company since November 1998, is Vice President of Business Development and Advertising Sales for Autoweb.com, a major online automotive retailer. From 1995 to 1997 Mr. Shapiro was Senior Vice President of R. L. Polk & Company, a privately owned $400 million global information services company, where he directed worldwide marketing, product management, and business development activities for all software products sold to the transportation, insurance, finance, retail, fundraising, and publishing industries. Prior to joining R. L. Polk, Mr. Shapiro was Senior Vice President, Commercial Marketing for Prodigy, where he created the first commercially viable interactive service including product positioning and branding. He is noted as a pioneer in building online business-to-consumer commercial sites. Prior to joining Prodigy, Mr. Shapiro gained his early marketing and sales experience during seventeen years with IBM Corporation and Proctor & Gamble. Mr. Shapiro served on the board of Directors of Blackburn Polk Marketing Services of Canada, and Carfax, USA. He received his BA degree from the University of San Diego in 1967.

         James T. Womble, a Director of the Company since April 1999, has been a Director of Acxiom Corporation since 1975, and is Group Leader of its Financial Services Division. This division has locations in Conway, Little Rock, Chicago, Phoenix, Atlanta, Minneapolis, and Memphis and encompasses the financial arena nationwide, including the credit card industry, the insurance industry, and the banking industry. Prior to joining Acxiom, Mr. Womble worked for IBM as a systems engineer and marketing representative. He holds a degree in civil engineering from the University of Arkansas.

Board and Committee Meetings

         The Board of Directors held nine (9) meetings in 1998. During 1998, each incumbent director attended at least 75% of the aggregate of (1) the total number of meetings of the Board during the period for which such incumbent was a director, and (2) the total number of meetings held by all committees on which such incumbent served.

         The Board of Directors has a Compensation Committee, Audit Committee, Strategic Direction Committee, and a Nominating Committee. The Compensation Committee is responsible for developing and executing plans for the compensation of the executive officers, including the CEO of the Company. Additionally, the Compensation Committee administers the SEDONA Corporation 1992 Long-Term Incentive Plan, as amended (the "1992 Plan"), including the determination, subject to the 1992 Plan's provisions, of the individuals eligible to receive awards, the individuals to whom awards should be granted, the nature of the awards to be granted, the number of awards to be granted, and the exercise price, vesting schedule and term and all other conditions and terms of the awards to be granted. This committee met two (2) times during 1998. The Audit Committee meets with the Company's independent certified public accountants to review the scope and results of auditing procedures and the Company's accounting procedures and controls and met three (3) times in 1998. The Strategic Direction Committee is responsible for the development and presentation of strategic growth plans and initiatives to the board of Directors for consideration. This committee met two (2) times during 1998. The Nominating Committee was formed by resolution of the Board of Directors in 1998.

Compensation of Directors

         On the first business day of January 1998 and on the first business day of January in each succeeding year, each non-employee director of the Company will receive a grant of an option to purchase shares of Common Stock at the then-current Fair Market Value as determined in accordance with the 1992 Plan, as follows: an option to purchase 15,000 shares of Common Stock for service to the Board during the preceding year, plus an option to purchase 2,500 shares of Common Stock for serving as the Chairman of the Board or Chairman of a Committee of the Board during the preceding year. However, if a director shall become eligible for an option grant after the first regularly scheduled meeting of the Board during any calendar year, the Compensation Committee shall determine the size of such option grant by multiplying 15,000 shares (and/or 2,500 shares) by a fraction which is determined by dividing the number of regularly scheduled Board meetings remaining in the calendar year by six. The non-employee directors were issued the following option grants in January 1999 for service to the Board in 1998: Mr. Borden, 20,000 shares; Messrs. Hirsch, Mulshine, and Pellicci, 17,500 shares; Mr. Sargent, 15,000 shares; and Mr. Shapiro, 2,500 shares.

         In addition, under the terms of the 1992 Plan, any new director who is elected to the Board will be granted an option to purchase 25,000 shares of Common Stock at the then-current Fair Market Value as determined in accordance with the 1992 Plan. The shares underlying these options will vest at the rate of 5,000 shares per year for five years, commencing on the first anniversary date of his election to the Board and on each subsequent anniversary thereafter.

         Further, commencing in 1998, on or before January 31 in each year, each non-employee director will receive an annual retainer of $5,000 as cash compensation for his services as a director for the preceding year. Also, each non-employee director will receive $500 for attendance at each Board and committee meeting, with multiple meetings held on the same day to count as one. These amounts shall be subject to annual review and possible adjustment at the discretion of the Board.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS
Compensation

         The following table sets forth certain summary information concerning compensation for services in all capacities awarded to, earned by or paid to, the Company's Chief Executive Officer and the other most highly compensated officers of the Company, whose aggregate cash and cash equivalent compensation exceeded $100,000 (the "Named Officers"), with respect to the last three fiscal years.

                                                                  Long Term             All Other
                                                                  Compensation          Compensation (1)
                              Annual Compensation                 -----------------     ----------------
                              -------------------                  Stock Option/
Name and                                                             Warrant
Principal Position           Year       Salary         Bonus       Awards (shares)
------------------           ----       --------       -----      ------------------
Laurence L. Osterwise        1998       $  38,078                     300,000            $   -
 Chief Executive Officer     1997       $ 121,154                     250,000            $   -
 and President               1996       $  28,385                     300,000            $   -

Colin B. Matthews            1998       $ 175,000                           -            $   -
 Vice President and          1997       $ 119,385                     200,000            $   -
 President of Sedona
 GeoServices, Inc.

Robert J. Griffin            1998       $ 198,330                      50,000            $   -
 Vice President and          1997       $  37,500                      50,000            $   -
 President of Tangent
 Imaging Systems

------------------
(1) In fiscal year 1998, no executive officer received prerequisites or other personal benefits, securities or property as a portion of the executive officer's salary and bonus.

Certain Employment Agreements

         On November 1, 1996, the Company entered into an Employment Agreement with Laurence L. Osterwise, its Chief Executive Officer and President (the "CEO Agreement"). The CEO Agreement has a term of three years and two months and continues thereafter on a year-to-year basis. Compensation during this period will be $180,000 through December 31, 1997, $225,000 through December 31, 1998, and $250,000 through December 31, 1999, as base annual salary plus additional compensation as directed by the Board of Directors. In the event the Company is acquired during the term of the CEO Agreement or any renewal term thereof, and the acquirer chooses to terminate Mr. Osterwise, or fails to renew the CEO Agreement for at least one year, the Company is obligated to pay Mr. Osterwise a severance payment equal to one year's annual salary, plus an amount equal to the accrued deferred compensation, plus bonuses and commissions earned and unpaid, if any. In addition, upon termination of employment by the Company, Mr. Osterwise shall be deemed to have vested in any stock options, and in such event, Mr. Osterwise may exercise his right to purchase any such vested options at any time within one year of termination. If such termination had occurred on December 31, 1998, the Company would have been obligated to pay Mr. Osterwise $225,000.

         The termination remuneration described above is not payable in the event of termination for cause. Effective September 1, 1997, Mr. Osterwise agreed to forego the cash portion of his compensation for one year. As a result of this action, and with the approval of the Board of Directors, Mr. Osterwise was granted warrants to purchase up to 250,000 shares of Common Stock at an exercise price of $3.75 per share. These warrants became fully vested as of September 1, 1998. Additionally, effective October 26, 1998, Mr. Osterwise agreed to forego the cash portion of his compensation for another one year period. As a result of this action, and with the approval of the Board of Directors, Mr. Osterwise was granted warrants to purchase up to 300,000 shares of Common Stock at an exercise price of $2.00 per share. These warrants shall vest at the rate of 25,000 shares per month starting November 1, 1998.

Option/Warrant Grants

         The following table sets forth certain information concerning options/warrants granted to the Named Officers, and additional information concerning such grants of stock options/warrants during fiscal year 1997. No stock appreciation rights have been granted by the Company.

                                      Percentage
                                      of Total                                       Potential Realizable
                                      Options/                                        Value at Assumed
                                      Warrants                                        Annual Rates of
                         Option/      Granted to       Exercise                        Stock Price
                        Warrant      Employees in      Price         Expiration       Appreciation for
     Name                Grants     Fiscal year 1997   (per share)    Date           Option/Warrant Terms
-------------------     --------    ----------------   -----------   ----------      ----------------------
                                                                                      5%($)       10%($)
                                                                                     ------       ------
Laurence L. Osterwise   300,000         30.1%            $2.00        10/25/08       $55,526      $420,087

Robert J. Griffin        50,000          5.0%            $1.56        06/23/08       $31,254      $ 92,014

Option Exercises and Fiscal Year-End Values

         The following table sets forth certain information as of December 31, 1998, regarding the number and year end value of unexercised stock options held by each of the Named Officers. No stock appreciation rights have been granted by the Company.

                                                                              Number of                   Value of Unexercised
                                                                     Unexercised Options/Warrants     In-the-Money Options/Warrants
                                                                         at December 31, 1998             at December 31, 1998(1)
                         Shares Acquired       Value                 ------------------------------   ------------------------------
      Name               on Exercise(#)        Realized($)           Exercisable      Unexercisable   Exercisable     Unexercisable
      ----               ---------------       -----------           -----------      -------------   -----------     --------------
Laurence L. Osterwise        - 0 -              $ - 0 -                600,000           250,000       $ 18,750          $  93,750

Robert J. Griffin            - 0 -              $ - 0 -                 17,500            82,500       $  4,075          $  36,675

Colin B. Matthews            - 0 -              $ - 0 -                 50,000           150,000       $  - 0 -          $   - 0 -

----------------------------
         (1) Based on the closing price of the Common Stock as reported on the Nasdaq SmallCap Market on that date ($2.38), net of the option exercise price.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Company's Board of Directors (the "Compensation Committee") is responsible for recommending compensation policies with respect to the Company's executive officers, and for making decisions about awards under the Company's stock-based compensation plans. Each member of the Compensation Committee is a "non-employee director" within the meaning of Rule 16b-3 under the Securities Act of 1934, as amended (the "Act"), and an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code. This report addresses the Company's compensation policies for 1998 as they affected the Chief Executive Officer and the Company's other executive officers, including the Named Officers.

Compensation Policies

         The Compensation Committee's executive compensation policies are designed to provide competitive compensation opportunities, reward executives consistent with the Company's performance, recognize individual performance and responsibility, underscore the importance of shareholder value creation, and assist the Company in attracting and retaining qualified executives. The principal elements of compensation employed by the Compensation Committee to meet these objectives are base salaries, annual cash incentives, and long-term stock-based incentives.

         All compensation decisions are determined following a review of many factors that the Compensation Committee believes are relevant, including external competitive data, the Company's achievements over the past year, the individual's contributions to the Company's success, any significant changes in role or responsibility, and the internal equity of compensation relationships.

         In general, the Compensation Committee intends that the overall total compensation opportunities provided to the executive officers should reflect competitive compensation for executives with corresponding responsibilities in comparable firms providing similar products and services. To the extent determined to be appropriate, the Compensation Committee also considers general economic conditions, the Company's financial performance, and the individual's performance in establishing the compensation opportunities for the executive officers. Total compensation opportunities for the executive officers are adjusted over time as necessary to meet this objective. Actual compensation earned by the executive officers reflects both their contributions to the Company's actual shareholder value creation and the Company's actual financial performance.

         The competitiveness of the Company's total compensation program - including base salaries, annual cash incentives, and long-term stock-based incentives - is assessed with the assistance of the Compensation Committee's outside compensation consultant. Data for external comparisons may be drawn from a number of sources, including the publicly available disclosures of selected comparable firms with similar products and national compensation surveys of information technology firms of similar size.

         To present a reasonable comparison of the Company's performance versus its peers, the Board of Directors has determined that it would employ two indexes in the Comparative Stock Performance section of this Proxy Statement;
(i) the NASDAQ-US Index, and (ii) the NASDAQ Computer & Data Processing Index, since there is no one index that exactly matches the Company's business. As the Company progresses with its business development plans, many of the firms in these indexes will be employed in the peer group to be used by the Compensation Committee to assess the external competitiveness of compensation levels.

         While the targeted total compensation levels for the executive officers are intended to be competitive, compensation paid in any particular year may be more or less than the average, depending upon the Company's actual performance.

Base Salary

         Base salaries for all executive officers, including the Chief Executive Officer, are reviewed by the Compensation Committee on an annual basis. In determining appropriate base salaries, the Compensation Committee considers external competitiveness, the roles and responsibilities of the individual, the internal equity of compensation relationships, and the contributions of the individual to the Company's success.

Annual Cash Incentive Opportunities

         The Compensation Committee believes that executives should be rewarded for their contributions to the success and profitability of the Company and, as such, approves the annual cash incentive awards. Incentive awards are linked to the achievement of revenue and net income goals by the Company and/or specific business units, and the achievement by the executives of certain assigned objectives. The individual objectives set for executive officers of the Company are generally objective in nature and include such goals as revenue, profit and budget objectives, and increased business unit productivity. The Compensation Committee believes that these arrangements tie the executive's performance closely to key measures of success of the Company or the executive's business unit. All executive officers, including the Chief Executive Officer, are eligible to participate in this program. There were no annual cash incentive award payments made by the Company in 1998.

Long-Term Stock-Based Incentives

         The Compensation Committee also believes that it is essential to link executive and shareholder interests. As such, from time to time the Compensation Committee grants stock options to executive officers and other employees under the 1992 Plan. In determining actual awards, the Compensation Committee considers the externally competitive market, the contributions of the individual to the success of the Company, and the need to retain the individual over time. All executive officers, including the Chief Executive Officer, are eligible to participate in this program.

         Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to its Named Officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. Although no Named Officer received compensation exceeding this limit in 1998, the Company has limited the number of shares of Common Stock subject to options which may be granted to Company employees in a manner that complies with the performance-based requirements of Section 162(m). While the Compensation Committee does not currently intend to qualify its annual incentive awards as a performance-based plan, it will continue to monitor the impact of Section 162(m) on the Company.

                                 Respectfully submitted,

                                 R. Barry Borden, Chairman
                                 David S. Hirsch
                                 Jack A. Pellicci

Compensation Committee Interlocks and Insider Participation.

         The current members of the Company's Compensation Committee are Messrs.
R. Barry Borden, David S. Hirsch, and Jack A. Pellicci. No executive officer of the Company has served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, whose executive officers served as a director of or member of the Compensation Committee of the Company.

Beneficial Ownership Compliance

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who beneficially own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commissions ("Commission"), and The Nasdaq Stock Market, Inc. Directors, executive officers and beneficial owners of more than 10% of the outstanding shares of Common Stock are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms that they file. Based solely on review of the copies of such forms or written representations that no reports on Form 5 were required, the Company believes that for the year period ended December 31, 1998, all of its directors, executive officers and greater than 10% beneficial owners complied with Section 16(a) filing requirements applicable to them, except for Messrs. Downing, Griffin, Matthews and Williams who missed filing their Initial Statements of Beneficial Ownership on Form 3.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In January 1998, the Board of Directors approved a Consulting Agreement with Osprey Partners, a company which is owned by Michael A. Mulshine. Under that agreement, Osprey was to provide services to the Company with regard to shareholder and investor relations activities and for management consulting services. Under the agreement Osprey was issued warrants to purchase up to 70,000 shares of Common Stock, with such warrants to vest at the rate of 5,833.33 shares on the first of each month for the twelve months starting January 1, 1998, and such warrants to be exerciseable for up to ten years at 25% above the closing bid ($3.36) on the effective date of the agreement. It is management's belief that the levels of compensation for services provided were favorable to the Company and were reasonably below market rates for such services.

         Effective March 21, 1998, Andrew E. Trolio entered into a Retirement Settlement Agreement ("Settlement Agreement") with the Company. The Settlement Agreement was reviewed and ratified by the Board of Directors. Under the Settlement Agreement, Mr. Trolio agreed to step down as Chairman of the Company's Board of Directors, effective upon the election of a new Chairman. In addition, Mr. Trolio agreed to surrender 500,000 shares of Common Stock that he purchased at the end of 1996 from the Company, and certain promissory notes relating to such purchase have been canceled. In consideration of the preceding, Mr. Trolio was issued warrants to purchase up to 250,000 shares of Common Stock, exerciseable for ten years at the exercise price of $2.546875, which was the average of the bid and asked prices at the closing on March 20, 1998. Further, while Mr. Trolio was expected to remain as a Director of the Company for a minimum of three years, he elected to resign from the Board of Directors effective March 6, 1999.

                          COMPARATIVE STOCK PERFORMANCE

         The graph below compares the cumulative total stockholder return on the Common Stock of the Company for the period from December 31, 1992 through December 31, 1998 with the cumulative total return on (i) the "NASDAQ-US Index", and (ii) the NASDAQ "Computer & Data Processing Index". The comparisons assume the investment of $100 on December 31, 1993 in the Common Stock and in each of the indices and, in each case, assumes reinvestment of all dividends. The Company has not paid any dividends on its Common Stock and does not intend to do so in the foreseeable future. The performance graph is not necessarily indicative of future performance.

----------------------------------------------------------------------------------------------------------------
                               12/31/93     12/31/94       12/31/95       12/31/96       12/31/97       12/31/98
----------------------------------------------------------------------------------------------------------------
SEDONA Corporation          #  100.00         51.72         293.10         403.45         275.86         262.07
----------------------------------------------------------------------------------------------------------------
NASDAQ-US Index             *  100.00         97.75         138.26         170.03         208.28         293.48
----------------------------------------------------------------------------------------------------------------
Computer & Data Proc Index  @  100.00        121.44         184.92         228.24         280.39         500.59
----------------------------------------------------------------------------------------------------------------

                       Five Year Cumulative Total Return

600 |-------------------------------------------------------------------------|
    |                                                                         |
    |                                                                         |
    |                                                                         |
    |                                                                         |
500 |-----------------------------------------------------------------------@-|
    |                                                                         |
    |                                                                         |
    |                                                                         |
    |                                           #                             |
400 |-------------------------------------------------------------------------|
    |                                                                         |
    |                                                                         |
    |                                                                         |
    |                                                                         |
300 |-----------------------------------------------------------------------*-|
    |                            #                            @               |
    |                                                         #               |
    |                                                                       # |
    |                                           @                             |
200 |---------------------------------------------------------*---------------|
    |                            @                                            |
    |                                           *                             |
    |             @              *                                            |
    |                                                                         |
100 |#*@----------------------------------------------------------------------|
    |             *                                                           |
    |                                                                         |
    |             #                                                           |
    |                                                                         |
  0 |-------------------------------------------------------------------------|
   1993          1994           1995           1996          1997          1998

                         COST OF SOLICITATION OF PROXIES

         The Company will bear the cost of soliciting proxies for the Meeting, including the cost of preparing, assembling and mailing proxy materials, the handling and tabulation of proxies received and charges of brokerage houses and other institutions, nominees and fiduciaries in forwarding such materials to beneficial owners. In addition to the mailing of the proxy material, such solicitation may be made in person or by telephone or facsimile by directors, officers or regular employees of the Company without any special remuneration, or by a professional proxy solicitation organization engaged by the Company.

                                  OTHER MATTERS

         Management is not aware of any other matters to be presented for action at the Meeting or any adjournment thereof. If any other matters come before the Meeting, however, it is intended that shares represented by proxy will be voted in accordance with the judgment of the persons voting them.

                              SHAREHOLDER PROPOSALS

         Any shareholder who, in accordance with and subject to the provisions of the rules of the Commission and applicable laws of the Commonwealth of Pennsylvania, wishes to submit a proposal for inclusion in the Company's Proxy Statement for its next Annual Meeting of Shareholders, must deliver such proposal, in writing, to the attention of the Secretary of the Company at the Company's principal executive offices at 649 N. Lewis Road, Limerick, PA 19468, not later than January 15, 2000

                          ANNUAL REPORT TO SHAREHOLDERS

         A copy of the Company's 1998 Annual Report to Shareholders, which includes the Company's Annual Report on Form 10-K (including the financial statements and schedules thereto), is being transmitted herewith, but does not form a part of the proxy solicitation materials.

                           ANNUAL REPORT ON FORM 10-K

         THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED BY THIS PROXY STATEMENT, ON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K (INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO) AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR ITS MOST RECENT FISCAL YEAR. SUCH WRITTEN REQUESTS SHOULD BE DIRECTED TO MICHAEL A. MULSHINE, SECRETARY, AT 649 N. LEWIS ROAD, LIMERICK, PA 19468.

                               SEDONA Corporation
             Proxy for Annual Meeting of Shareholders June 23, 1999

         The undersigned hereby appoints R. BARRY BORDEN and MICHAEL A. MULSHINE, or either of them acting in the absence of the other, with full power of substitution, the proxy or proxies of the undersigned to attend the Annual Meeting of Shareholders of SEDONA Corporation, to be held on Wednesday, June 23, 1999, and at any adjournments thereof, to vote the shares of stock that the signer would be entitled to vote if personally present as indicated below and on the reverse side hereof and on any other matters brought before the meeting, all as set forth in the Proxy Statement of SEDONA Corporation, dated April 30, 1999, receipt of which is hereby acknowledged.

                     Please date, sign, and return promptly.
                    This proxy is solicited on behalf of the Board of Directors of SEDONA Corporation

1. ELECTION OF DIRECTORS: Nominees: R. Barry Borden, David S. Hirsch, Michael A. Mulshine, Laurence L. Osterwise, Jack A. Pellicci, James C. Sargent, Robert
   M. Shapiro and James T. Womble.


  / /  FOR all nominees.               / / WITHHOLD authority for all nominees.

               / / WITHHOLD authority for the following nominee(s)
                   and vote FOR all other nominees.


--------------------------------------------------------------------------------
The Board of Directors recommends that you vote FOR all nominees.

Your signature(s) on this form of proxy should be exactly as your name and/or names appear on this proxy. If the stock is held jointly, each holder should sign. If signing is by an attorney, executor, administrator, trustee, or guardian, please give full title.


Dated:                              1999
      ------------------------------



                                              ---------------------------------
                                                        Signature



                                              ---------------------------------
                                                        Signature


The shares represented by this proxy will be voted as directed by the shareholder. If no direction is given when the fully executed proxy is returned, such shares will be voted in accordance with the recommendations of the Board of Directors FOR all nominees.